EXHIBIT 99.28(d)(x)

AMENDMENT NO. 1 TO
SUB-ADVISORY AGREEMENT

          This AMENDMENT NO. 1 TO SUB-ADVISORY AGREEMENT (“Amendment”), effective as of April 1, 2009, by and among OLD WESTBURY FUNDS, INC. (the “Fund”), BESSEMER INVESTMENT MANAGEMENT LLC (the “Adviser”), and SHENKMAN CAPITAL MANAGEMENT, INC. (the “Sub-Adviser”). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Sub-Advisory Agreement (as defined below).

          WHEREAS, the Fund, the Adviser and the Sub-Adviser have heretofore entered into that certain Sub-Advisory Agreement, dated as of September 24, 2008 (the “Sub-Advisory Agreement”); and

          WHEREAS, the Fund, the Adviser and the Sub-Adviser desire to hereby modify the compensation payable to the Sub-Adviser by the Adviser, as set forth in Appendix A to the Sub-Advisory Agreement, in accordance with the terms of this Amendment.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Appendix A, the “Sub-Advisory Fees,” to the Sub-Advisory Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto.

2.	All other terms and conditions of the Sub-Advisory Agreement shall remain in full force and effect.

3.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein, without giving effect to the conflict of laws principles thereof.

4.	This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first-above written.

OLD WESTBURY FUNDS, INC.

By:	/s/ Peter C. Artemiou

Peter C. Artemiou
Vice President

BESSEMER INVESTMENT MANAGEMENT LLC

By:	/s/ Marc D. Stern

Marc D. Stern
President

SHENKMAN CAPITAL MANAGEMENT, INC.

By:	/s/ Mark R. Shenkman

Mark R. Shenkman
President